UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022 (October 11, 2022)

PASITHEA THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (702) 514-4174

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 11, 2022, Pasithea Therapeutics Corp., a Delaware corporation (the “Company”) entered into a Membership Interest Purchase Agreement, dated October 11, 2022 (the “Agreement”), by and among the Company, AlloMek Therapeutics, LLC, a Delaware limited liability company (the “AlloMek”), the Persons listed on Schedule 1.1 thereto (each individually a “Seller” and collectively, “Sellers”), and Uday Khire, not individually but in his capacity as the representative of Sellers (the “Representative”), pursuant to which the Sellers sold all of the issued and outstanding equity of AlloMek to the Company. The Sellers are the sole title and beneficial owners of 100% of the equity interests of AlloMek. In consideration of the sale of the equity of AlloMek, the Sellers received (i) an aggregate of 2,700,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) an aggregate of 1,000,000 warrants to purchase shares of the Company’s Common Stock (“Warrants”) at an exercise price of $1.88 per share, which may be exercised on a cashless basis, for a period of five years commencing on the date of issuance, (iii) a cash payment in the amount of $1,050,000, (iv) the right to certain milestone payments in an amount up to $5,000,000, and (v) the right to contingent earn-out payments ranging from 3% to 5% of net sales of the Drug (as defined in the Agreement) depending on the amount of such net sales in the applicable measurement period. Closing of the transactions contemplated in the Agreement occurred on October 11, 2022 (the “Closing Date”).

The Agreement contains customary representations, warranties and indemnification provisions. In addition, the Sellers will be subject to customary non-competition and non-solicitation provisions pursuant to which they agree not to engage in competitive activities with respect to the Company’s business.

The Agreement grants the Sellers registration rights, pursuant to which  the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock received by the Sellers (including the shares of Common Stock issuable upon exercise of the Warrants), no later than forty-five (45) calendar days after the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2022, and to have such Registration Statement declared effective as promptly as reasonably practicable.

In connection with the Agreement, each of the Sellers entered into a two year Lock-up Agreement (collectively, the “Lock-Up Agreements”) with the Company regarding the shares of Common Stock received by the Sellers pursuant to the Agreement (the “Restricted Shares”). On the one-year anniversary of the Closing Date, the restrictions contained in the Lock-Up Agreements will terminate for 1,350,000 Restricted Shares, and then in each subsequent month, the restrictions will cease for 112,500 Restricted Shares.

The Sellers additionally agreed that, with respect to the Restricted Shares for which the transfer restrictions set forth in the Lock-up Agreements have lapsed (the “Unrestricted Shares”), solely during the three-month period immediately following such lapse, the Sellers will not sell more than 10% of the average daily trading volume for the Company’s Common Stock on the applicable securities exchange for the three month period prior to the date on which the Seller executes a trade for the Unrestricted Shares.

The foregoing descriptions of the Agreement and the Lock-up Agreement are not complete, and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as an exhibit to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 is hereby incorporated herein by reference. The Common Stock and Warrants are being issued to the Sellers without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in a transaction not involving a public offering. The Company relied on the exclusion from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 11, 2022, Daniel Schneiderman was appointed to serve as the Chief Financial Officer of the Company.

Mr. Schneiderman, age 44, is seasoned finance executive with over 20 years of experience in the areas of capital markets and finance operations. Mr. Schneiderman has served as a consultant to the Company since July 1, 2022. Prior to joining the Company, from January 2020 through February 2022 Mr. Schneiderman served as Chief Financial Officer of First Wave BioPharma, Inc. (Nasdaq: FWBI), a clinical stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. Prior to joining First Wave, from November 2018 through December 2019 Mr. Schneiderman served as Chief Financial Officer of Biophytis SA, (ENXTPA: ALBPS; Nasdaq: BPTS) and its U.S. subsidiary, Biophytis, Inc., a European-based, clinical-stage biotechnology company focused on the development of drug candidates for age-related diseases, with a primary focus on neuromuscular diseases. From February 2012 through August 2018, Mr. Schneiderman served as Vice President of Finance, Controller and Secretary of MetaStat, Inc. (OTCQB: MTST), a publicly traded biotechnology company with a focus on Rx/Dx precision medicine solutions to treat patients with aggressive (metastatic) cancer. From 2008 through February 2012, Mr. Schneiderman was Vice President of Investment Banking at Burnham Hill Partners LLC, a boutique investment bank providing capital raising, advisory and merchant banking services primarily in the healthcare and biotechnology industries. From 2004 through 2008, Mr. Schneiderman served in various roles and increasing responsibilities, including as Vice President of Investment Banking at Burnham Hill Partners, a division of Pali Capital, Inc. Previously, Mr. Schneiderman worked at H.C. Wainwright & Co., Inc. in 2004 as an investment banking analyst. Mr. Schneiderman holds a bachelor’s degree in economics from Tulane University.

In connection with Mr. Schneiderman’s appointment, the Company and Mr. Schneiderman entered into an employment agreement (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Schneiderman shall (i) serve as the Company’s Chief Financial Officer commencing on October 11, 2022 (the “Effective Date”); (ii) be subject to a non-competition requirement for twelve months after his termination; (iii) be subject to a non-solicitation requirement for twelve months after his termination; and (iv) be entitled to receive the following compensation for his services: (a) a base salary of $330,000 per year, (b) a sign-on bonus of $30,000, (c) is eligible to receive an annual milestone cash bonus based on certain milestones that will be established by the Company’s Board or the Compensation Committee, (d) a grant of stock options to purchase 300,000 shares of Common Stock with a strike price of $1.26 per share, which shall vest, subject to Mr. Schneiderman’s continuing employment with the Company, as follows: one-third (100,000 shares of Common Stock) twelve (12) months following the grant date, and the remainder (200,000 shares of Common Stock) shall vest in equal tranches monthly thereinafter, (e) 21 days of paid vacation, (f) participate in full employee health benefits, and (g) reimbursement for all reasonable expenses incurred in connection with his services to the Company.

In the event of Mr. Schneiderman’s termination by the Company for Cause (as defined in the Employment Agreement), or by Mr. Schneiderman voluntarily, he will not be entitled to receive any payments beyond amounts already earned, and any unvested equity awards will terminate. In the event of Mr. Schneiderman’s termination as a result of an Involuntary Termination Other than for Cause (as defined in the Employment Agreement), he will be entitled to receive the following compensation: (i) severance in the form of continuation of his salary at the Base Salary (as defined in the Employment Agreement) rate in effect at the time of termination, but prior to any reduction triggering Good Reason (as defined in the Employment Agreement) for a period of six (6) months following the termination date; (ii) payment of Executive’s premiums to cover COBRA for a period of six (6) months following the termination date; (iii) a prorated annual bonus, and (iv) the accelerated vesting of all unvested equity awards.

There are no arrangements or understandings between Mr. Schneiderman and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Schneiderman and any of the Company’s directors or executive officers. Mr. Schneiderman has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 7.01. Regulation FD Disclosure.

On October 12, 2022, the Company issued a press release announcing the acquisition of AlloMek. A copy of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Membership Interest Purchase Agreement dated October 11, 2022 by and among Pasithea Therapeutics Corp., AlloMek Therapeutics, LLC, the Persons listed on Schedule 1.1 thereto, and Uday Khire, not individually but in his capacity as the representative of the Persons listed on Schedule 1.1 thereto.
2.2	Form of Lock-up Agreement dated October 11, 2022
99.1	Press release dated October 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: October 12, 2022	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer

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